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EXHIBIT T3G (D-2)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                               :
In re                                          :        Chapter 11 Case Nos.
                                               :
LORAL SPACE                                    :        LEAD CASE 03-41710 (RDD)
  & COMMUNICATIONS LTD., et al.,               :        03-41709 (RDD) through
                                               :        03-41728 (RDD)
                     Debtors.                  :        (Jointly Administered)
                                               :
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              INSTRUCTIONS TO SUBSCRIPTION FORM FOR RIGHTS OFFERING
            IN CONNECTION WITH THE DEBTORS' FOURTH AMENDED JOINT PLAN
            OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                  THE SUBSCRIPTION EXPIRATION DATE IS 4:00 P.M.
                   (PREVAILING EASTERN TIME) ON JULY 8, 2005.

To Holders of Orion General Unsecured Claims (Orion Class 4):(1)

      On June 3, 2005, Loral Space & Communications Ltd., Loral Orion, Inc. and their affiliated debtors, as debtors and debtors in possession (collectively, the "Debtors"), filed the Debtors' Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as it may be further amended, the "Plan of Reorganization") and the Disclosure Statement for the Debtors' Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as it may be amended, the "Disclosure Statement"). Pursuant to the Plan of Reorganization, each holder of a Claim in Orion Class 4 (Orion General Unsecured Claims) has the right to subscribe for New Skynet Notes based on such holder's Rights Participation Claim Amount (as defined below in Item 1). See Section 9 of the Plan of Reorganization and Section V.D. of the Disclosure Statement for a complete description of the Rights Offering.

      If you are a holder of an Orion General Unsecured Claim and you would like to participate in the Rights Offering, please follow the instructions provided below to complete and return the attached Subscription Form and remit your payment to the Disbursing Agent - Bankruptcy Services, LLC, on or before the Subscription Expiration Date set forth above.

      QUESTIONS. If you have any questions about this Subscription Form or the subscription procedures described herein, please contact the Voting Agent - Financial Balloting Group LLC at (800) 605-8359.

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(1)   Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Reorganization (as defined herein).

FORM CODE EF-J
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IF YOUR SUBSCRIPTION FORM AND YOUR PAYMENT ARE NOT RECEIVED BY THE DISBURSING
AGENT BY THE SUBSCRIPTION EXPIRATION DATE, YOUR SUBSCRIPTION RIGHT WILL TERMINATE AND BE CANCELLED.

To subscribe for New Skynet Notes pursuant to the Rights Offering:

1. INSERT in Item 1 below your Rights Participation Claim Amount which appears on the back page of this Form, and calculate the Maximum Number of New Skynet Notes in accordance with Item 2a below.

2. COMPLETE Item 2b, indicating the whole number of New Skynet Notes (not greater than your Maximum Number of New Skynet Notes) for which you wish to subscribe and the total Subscription Purchase Price.

3.    PROVIDE for payment in accordance with Item 3.

4.    READ AND COMPLETE the certification in Item 4.

5. RETURN THE SUBSCRIPTION FORM AND PAYMENT (IF NOT BY WIRE TRANSFER) in the pre-addressed envelope so that it is received by the Disbursing Agent on or before the Subscription Expiration Date. DO NOT FAX SUBSCRIPTION FORMS. If payment is to be made by wire transfer, call the Voting Agent, Financial Balloting Group, at (800) 605-8359, to confirm receipt of payment.

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                              SUBSCRIPTION FORM FOR
                       RIGHTS OFFERING IN CONNECTION WITH
                    THE DEBTORS' FOURTH AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                          SUBSCRIPTION EXPIRATION DATE

     THE SUBSCRIPTION EXPIRATION DATE IS 4:00 P.M. (PREVAILING EASTERN TIME)
                ON JULY 8, 2005, UNLESS EXTENDED BY THE DEBTORS.

                  PLEASE CONSULT THE PLAN OF REORGANIZATION AND
                ACCOMPANYING DISCLOSURE STATEMENT FOR ADDITIONAL
               INFORMATION WITH RESPECT TO THIS SUBSCRIPTION FORM.

ITEM 1. RIGHTS PARTICIPATION CLAIM AMOUNT. Pursuant to the Plan of Reorganization, each holder of an Orion General Unsecured Claim in Orion Class 4 is entitled to participate in the Rights Offering to the extent of its "Rights Participation Claim Amount." For purposes of this Subscription Form, your Rights Participation Claim Amount is:

      (i) if you did not file a proof of claim against the Debtors on or before January 26, 2004 (or such later date by leave of the Debtors or the Bankruptcy Court) with respect to such Claim and such Claim has been listed in the Debtors' Schedules as liquidated in amount and not disputed or contingent, the amount set forth in the Schedules;

      (ii) if you did file a proof of claim against the Debtors on or before January 26, 2004 (or such later date by leave of the Debtors or the Bankruptcy Court) with respect to such Claim in a fixed and liquidated amount and the Claim is not listed on the Disputed Rights Offering List, which list is annexed as Schedule 9.1 to the Plan of Reorganization, the amount set forth in the proof of claim;

      (iii) if such Claim is on the Disputed Rights Offering List, the amount, if any, of such Claim set forth on such list in the column entitled "Amount", unless you have obtained an order of the Bankruptcy Court at least five (5) days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering; and

      (iv) other than in the circumstances described in (i), (ii) and (iii) above, the amount is zero.

                                $_______________

ITEM 2.

      2a. CALCULATION OF MAXIMUM NUMBER OF NEW SKYNET NOTES. To calculate the Maximum Number of New Skynet Notes for which you may subscribe, complete the following:

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___________________________  x  120,000  =  __________________________________
(Rights Participation Claim                 (Maximum Number of Notes)
Amount from Item 1 above                    Round Down to Nearest Whole Number
divided by $738,713,747.32)

      2b. SUBSCRIPTION AMOUNT. By filling in the following blanks, you are agreeing to purchase the number of New Skynet Notes specified below (specify a whole number of New Skynet Notes not greater than the figure in Item 2a), at a price of $1,000.00 per note, on the terms of and subject to the conditions set forth in the Plan of Reorganization.

________________        x  $1,000.00 per note  =  _________________________
(Indicate Number of                               (Total Subscription Purchase
New Skynet Notes                                   Price)
You Elect to Purchase)

ITEM 3. PAYMENT FOR SUBSCRIPTION. In order to exercise the Subscription Right, each holder of an Orion General Unsecured Claim must: (i) return this duly completed Subscription Form to the Disbursing Agent so that such form is actually received by the Disbursing Agent on or before 4:00 p.m. (prevailing Eastern Time) on the Subscription Expiration Date; and (ii) pay or arrange for payment to the Disbursing Agent (on behalf of Orion) on or before the Subscription Expiration Date of the purchase price calculated above in Item 2b. in accordance with the wire instructions set forth below or by bank or cashier's check delivered to the Disbursing Agent.

WIRE INSTRUCTIONS:

Account Name and Number - Bankruptcy Services, LLC, as Disbursing Agent for Loral Account # 012-80951-9

ABA# - 021001088

Bank Name and Address - HSBC
555 Madison Avenue
New York, NY 10022
Attn: Manveen Bedi
Telephone - (212) 980-4444

Include the Fed. Ref. number on your Subscription Form.

CHECK INSTRUCTIONS:

Make Bank Check or Cashier's Check payable to: Bankruptcy Services, LLC, as Disbursing Agent for Loral.

Send your check and Subscription Form in the envelope provided OR by mail, courier or hand delivery to the Disbursing Agent at the following address:
Bankruptcy Services, LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017, Attn:
Loral Subscription.

If, on or prior to the Subscription Expiration Date, the Disbursing Agent for any reason has not received both your duly completed Subscription Form and your payment in immediately available funds in an amount equal to your total Subscription Purchase Price (as set forth in Item 2b. above), you will be deemed to have relinquished and waived your right to participate in the Rights Offering. The payments made in accordance with the Rights Offering will be deposited and held by the Disbursing Agent in a trust account, or similarly segregated account or accounts which will be separate and apart from the Disbursing Agent's general operating funds and any other funds subject to any Lien or any cash collateral

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arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than twenty (20) days after the Effective Date. The Disbursing Agent will not use such funds for any other purpose prior to such date and will not encumber or permit such funds to be encumbered with any Lien or similar encumbrance.

Your Maximum Number of New Skynet Notes will be recalculated as of the Subscription Expiration Date to account for any subsequent allowances of Orion General Unsecured Claims for participation in the Rights Offering. Any amounts (over $50.00) paid by you in excess of the amount of New Skynet Notes you are authorized to purchase after recalculation will be refunded, without interest, as soon as practicable after the Effective Date.

ITEM 4. SUBSCRIPTION CERTIFICATIONS. I certify that (i) I am the holder, or the authorized signatory of the holder, of an Orion General Unsecured Claim in Orion Class 4, and (ii) I am, or such holder is, entitled to participate in the Rights Offering to the extent of my, or such holder's, Rights Participation Claim Amount indicated under Item 1 above. This certification is not an admission as to the ultimate allowed amount of such Orion General Unsecured Claim.

Date: _______________

                        Name of Holder:_________________________________________
                                                  (Print or Type)
                        Social Security or Federal Tax I.D. No.:________________
                                                                    (Optional)
                        Signature:______________________________________________

                        Name of Person Signing:_________________________________
                                                      (If other than holder)

                        Title (if corporation, partnership or LLC):_____________

                        Street Address:_________________________________________

                        City, State, Zip Code:__________________________________

                        Telephone Number:_______________________________________

PLEASE NOTE: NO SUBSCRIPTION RIGHT WILL BE VALID UNLESS A PROPERLY COMPLETED AND SIGNED SUBSCRIPTION FORM AND PAYMENT OF YOUR TOTAL SUBSCRIPTION PURCHASE PRICE ARE RECEIVED BY THE DISBURSING AGENT ON OR BEFORE 4:00 P.M. (PREVAILING EASTERN
TIME) ON JULY 8, 2005. Payment of an amount insufficient to cover the stated subscription or failure to specify the number of New Skynet Notes to be purchased will be treated as subscriptions to purchase the number of notes to the extent of the payment made (excluding fractional notes). Overpayments of $50.00 or more will be refunded, without interest. IF THE PLAN OF REORGANIZATION IS NOT CONFIRMED, ALL PAYMENTS IN RESPECT OF THE RIGHTS OFFERING WILL BE REFUNDED, WITHOUT INTEREST.

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